UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2005

                                 ROO Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       000-25659               11-3447894
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                  62 White Street, Suite 3A, New York, NY 10013
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (646) 352-0260

                                   Copies to:
                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On May 18, 2005, ROO Group, Inc. (the "Company") entered into a Note Purchase Agreement with Robert Petty, the Company's Chairman and Chief Executive Officer. In consideration for gross proceeds of $600,000, the Company incurred a debt payable to Mr. Petty in the amount of $600,000. The Company paid transaction fees totaling $92,500, which includes a $60,000 placement agent fee in connection with the sale by Mr. Petty of $600,000 principal amount of Secured Convertible Promissory Notes (described below) and $32,500 in legal fees in connection with the below transactions. As evidence of the $600,000 debt and a prior existing $500,000 debt payable to Mr. Petty, the Company issued Mr. Petty a promissory note in the principal amount of $1,100,000. The principal sum of $1,100,000 plus interest at the rate of 10% per annum calculated beginning June 1, 2005 is due to be re-paid on December 31, 2005. The Company's obligations under the promissory note are secured by a subordinated security interest in all of the Company's assets.

      On May 19, 2005, the Company applied $200,000 of the $600,000 gross proceeds from Mr. Petty's loan to redeem $142,857 principal amount of the Company's outstanding $3,000,000 principal amount of callable secured convertible notes (the "Notes"). As consideration for the redemption, the holders of the Notes agreed not to convert any amount due under the Notes at a conversion price less than $0.10 per share for a 60-day period ending July 18, 2005. A complete description of the material terms of the Company's agreement with the holders of the Notes is described in a Form 8-K which was filed with the Securities and Exchange Commission on May 12, 2005.

      In connection with the above loan from Mr. Petty to the Company, Mr. Petty personally sold an aggregate of $600,000 principal amount of Secured Convertible Promissory Notes to certain investors. The Secured Convertible Promissory Notes are convertible into common stock held by Mr. Petty at a price of $.0.025 per share. Mr. Petty's obligations under the Secured Convertible Promissory Notes are secured by a subordinated security interest in the $1,100,000 principal amount promissory note payable by the Company to Mr. Petty. The Secured Convertible Promissory Notes bear interest at a rate of 8% per annum. .

      As partial consideration for the loan from Mr. Petty, the Company entered into a registration rights agreement, pursuant to which it agreed to prepare and file a registration statement providing for the resale of the shares of common stock issuable upon conversion of the Secured Convertible Promissory Notes, including shares of common stock that may be issued as interest payments under the Secured Convertible Promissory Notes. If the registration statement is not filed by November 25, 2005 or declared effective by December 25, 2005, Mr. Petty must pay liquidated damages equal to 2% per calendar month or portion thereof of aggregate $600,000 aggregate principal amount of the Secured Convertible Promissory Notes. Any liquidated damages may be paid in Mr. Petty's option in cash or shares of common stock of the Company which are owned by Mr. Petty.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

Exhibit
Number                                   Description
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10.1  Note Purchase  Agreement made as of May 18, 2005 by and between ROO Group,
      Inc. and Robert Petty
10.2  Promissory  Note in the principal  amount of  $1,100,000  issued to Robert
      Petty
10.3 Registration Rights Agreement made as of May 18, 2005 by and among Robert Petty, ROO Group, Inc. and the purchasers listed on Schedule I thereto


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ROO Group, Inc.


Date: May 23, 2005                    /s/ Robin Smyth
                                      --------------------------------
                                      Robin Smyth
                                      Chief Financial Officer

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